                                                                   EXHIBIT 4.4



================================================================================




                      BANKERS TRUST NEW YORK CORPORATION,


                   __________________________, As Depositary,



                                      AND



                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN


                               _________________

                               Deposit Agreement

                               _________________









                         Dated as of ____________, 1995


================================================================================

                                    TABLE OF CONTENTS
                                    -----------------
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
          PARTIES....................................................    1

          RECITALS...................................................    1


                                        ARTICLE I

                                       Definitions

          Certificate................................................    1
          Certificate of Incorporation...............................    2
          Corporation................................................    2
          Deposit Agreement..........................................    2
          Depositary.................................................    2
          Depositary Shares..........................................    2
          Depositary's Agent.........................................    2
          Depositary's Office........................................    2
          Paying Agent...............................................    2
          Receipt....................................................    3
          record holder..............................................    3
          Redemption Date............................................    3
          Registrar..................................................    3
          Securities Act.............................................    3
          Series ___ Preferred Stock.................................    3
          Stock......................................................    3


                                        ARTICLE II

                           Form of Receipts, Deposit of Stock,
                            Execution and Delivery, Transfer,
                           Surrender and Redemption of Receipts

          SECTION 2.01.       Form and Transfer of Receipts..........    3

          SECTION 2.02.       Deposit of Stock; Execution and
                                Delivery of Receipts in Respect
                                Thereof..............................    6

          SECTION 2.03.       Redemption of Stock....................    8

          SECTION 2.04.       Registration of Transfer of Receipts...   12
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                                      -i-
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          SECTION 2.05.       Split-Ups and Combinations of Receipts;
                                Surrender of Receipts and Withdrawal
                                of Stock.............................   12

          SECTION 2.06.       Limitations on Execution and Delivery,
                                Transfer, Surrender and Exchange
                                of Receipts..........................   15

          SECTION 2.07.       Lost Receipts, Etc.....................   16

          SECTION 2.08.       Cancellation and Destruction of
                                Surrendered Receipts.................   16


                                       ARTICLE III

                              Certain Obligations of Holders
                             of Receipts and the Corporation

          SECTION 3.01.       Filing Proofs, Certificates and
                                Other Information....................   16

          SECTION 3.02.       Payment of Taxes or Other
                                Governmental Charges.................   17

          SECTION 3.03.       Warranty as to Stock...................   18


                                        ARTICLE IV

                            The Deposited Securities; Notices

          SECTION 4.01.       Cash Distributions.....................   18

          SECTION 4.02.       Distributions Other than Cash, Rights,
                                Preferences or Privileges............   19

          SECTION 4.03.       Subscription Rights, Preferences
                               or Privileges.........................   20

          SECTION 4.04.       Notice of Dividends, Etc.; Fixing of
                                Record Date for Holders of
                                Receipts.............................   23

          SECTION 4.05.       Voting Rights..........................   24

          SECTION 4.06.       Changes Affecting Deposited Securities
                                and Reclassifications,
                                Recapitalizations, Etc...............   25
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                                      -ii-
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          SECTION 4.07.       Inspection of Reports..................   26

          SECTION 4.08.       Lists of Receipt Holders...............   27


                                        ARTICLE V

                         The Depositary, the Depositary's Agents,
                            the Registrar and the Corporation

          SECTION 5.01.       Maintenance of Offices, Agencies and
                                Transfer Books by the Depositary;
                                Registrar............................   27

          SECTION 5.02.       Prevention of or Delay in Performance
                                by the Depositary, the Depositary's
                                Agents, the Registrar or the
                                Corporation..........................   29

          SECTION 5.03.       Obligations of the Depositary, the
                                Depositary's Agents, the Registrar
                                and the Corporation..................   30

          SECTION 5.04.       Resignation and Removal of the
                                Depositary; Appointment of
                                Successor Depositary.................   32

          SECTION 5.05.       Corporate Notices and Reports..........   33

          SECTION 5.06.       Indemnification by the Corporation.....   34

          SECTION 5.07.       Charges and Expenses...................   34

          SECTION 5.08        Tax Compliance.........................   35


                                        ARTICLE VI

                                Amendment and Termination

          SECTION 6.01.       Amendment..............................   36

          SECTION 6.02.       Termination............................   37


                                       ARTICLE VII

                                      Miscellaneous
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                                     -iii-
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          SECTION 7.01.       Counterparts...........................   38


          SECTION 7.02.       Exclusive Benefit of Parties...........   38

          SECTION 7.03.       Invalidity of Provisions...............   38

          SECTION 7.04.       Notices................................   38

          SECTION 7.05.       Depositary's Agents....................   40

          SECTION 7.06.       Holders of Receipts Are Parties........   40

          SECTION 7.07.       Governing Law..........................   41

          SECTION 7.08.       Inspection of Deposit Agreement........   41

          SECTION 7.09.       Headings...............................   41

          TESTIMONIUM................................................   42

          SIGNATURES.................................................   42

          EXHIBIT A:  Form of Depositary Receipt
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                                      -iv-

        DEPOSIT AGREEMENT dated as of ____________, 1995, among BANKERS TRUST NEW YORK CORPORATION, a New York corporation (the "Corporation"), ___________________, a ___________________ corporation, as depositary (the
"Depositary") and the holders from time to time of the Receipts described herein.
        WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of [Insert designation of shares to be deposited] of the Corporation with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and
        WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided;
        NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
                                   ARTICLE I
                                  Definitions
                                  -----------
        The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:
        "Certificate" shall mean the certificate of amendment to the Certificate of Incorporation filed with the

Secretary of State of New York establishing the Stock as a series of series preferred stock, without par value, of the Corporation.
        "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Corporation (including the Certificate), as amended or supplemented from time to time.
        "Corporation" shall mean Bankers Trust New York Corporation, a New York corporation, and its successors.
        "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.
        "Depositary" shall mean _______________________, a ______________
corporation, and any successor as Depositary hereunder.
        "Depositary Shares" shall mean Depositary Shares, each representing one-________ (1/___) of a share of Stock and evidenced by a Receipt.
        "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05 hereof.
        "Depositary's Office" shall mean the principal office of the Depositary in New York City, at which at any particular time its depositary receipt business shall be administered.
          "Paying Agent" shall have the meaning specified in the Certificate.

        "Receipt" shall mean one of the Depositary Receipts issued hereunder, whether in definitive or temporary form.
        "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.
        "Redemption Date" shall have the meaning specified in Section 2.03 hereof.
        "Registrar" shall mean any bank or trust company that shall be appointed to register ownership and transfers of Receipts as herein provided.
        "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, in each case as amended or supplemented from time to time.
        "Series ___ Preferred Stock" shall mean shares of the Corporation's [Insert designation of shares to be deposited].
        "Stock" shall mean shares of the Corporation's Series ___ Preferred
Stock.
                                   ARTICLE II
          Form of Receipts, Deposit of Stock, Execution and Delivery,
          -----------------------------------------------------------
                 Transfer, Surrender and Redemption of Receipts
                 ----------------------------------------------

        SECTION 2.01.  Form and Transfer of Receipts. Definitive Receipts shall
                       -----------------------------
be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation delivered in compliance with Section 2.02 hereof, shall execute and deliver temporary Receipts, which shall be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by such persons' execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary shall cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the last paragraph of Section 2.02 hereof, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Corporation's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock, as definitive Receipts.
        Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be
                                             --------
a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are counter-signed by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.
        [Receipts shall be in denominations of any number of whole Depositary Shares up to but not in excess of _________ Depositary Shares for any particular Receipt.]
        Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.
        Title to Depositary Shares evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be
            --------  -------
registered on the books of the Depositary as provided in Section 2.04 hereof, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.
        SECTION 2.02.  Deposit of Stock; Execution and Delivery of Receipts in
                       -------------------------------------------------------
Respect Thereof.  Subject to the terms and conditions of this Deposit Agreement,
---------------
the Corporation may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock and registered in the name of the person or persons stated in such order.
        Upon receipt by the Depositary of a certificate or certificates for shares of Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Corporation in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited registered in the name or names of the person or persons specified in the written order delivered to the Depositary referred to in the first paragraph of this Section. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate to the person or persons specified in such order. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.
        Other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, or unless the Corporation provides written notice to the Depositary as to a different number of shares of Stock, there shall be deposited hereunder not more than ___________ shares of Stock.
        Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any Stock deposited hereunder.
        SECTION 2.03.  Redemption of Stock.  Whenever the Corporation shall
                       -------------------
elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed to in writing with the Depositary) give the Depositary not less than 40 nor more than 70 days' notice of the date of such proposed redemption of Stock, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of Stock is in accordance with the provisions of the Certificate. Such notice, if given more than 60 days prior to the redemption date, shall be in addition to the notice required to be given for redemption pursuant to the Certificate. On the date of such redemption, provided that the Corporation shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, including any accrued and unpaid dividends thereon, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed, first-class postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; provided that neither any failure to mail any such notice to one or
            --------
more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to any other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the

Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary or by any other method that may be determined by the Depositary to be equitable.
        Notice having been mailed by the Depositary as aforesaid, from and after the earlier of (i) the time of deposit of funds, pursuant to Paragraph 5 of the Certificate, necessary for such redemption with the Paying Agent in trust for the pro rata benefit of the holders of Stock represented by the Depositary Shares called for redemption or (ii) the Redemption Date (unless the Corporation shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Corporation's notice provided for in the preceding paragraph), all dividends in respect of each share of Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-_______ (1/__) of the redemption price per share paid in respect of each share of Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends that on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.
        If fewer than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption. Notwithstanding anything to the contrary herein, the Corporation may purchase or acquire shares of Stock represented by the Depositary Shares pursuant to a tender or exchange offer as set forth in Paragraph ____ of the Certificate; provided, however, that if some, but less
                                   --------  -------
than all, of the shares of Stock represented by the Depositary Shares are to be purchased or otherwise acquired pursuant to such tender or exchange offer and the number of shares of Stock represented by the Depositary Shares so tendered exceeds the number of shares of Stock represented by the Depositary Shares so to be purchased or otherwise acquired by the Corporation, the Depositary Shares representing Stock so tendered shall be purchased or otherwise acquired by the Depositary, on behalf and upon the instructions of the Corporation, on a pro rata basis (with adjustments to eliminate fractions) according to the number of such Depositary Shares duly tendered by each holder so tendering Depositary Shares for such purchase or exchange.
        SECTION 2.04.  Registration of Transfer of Receipts.  Subject to the
                       ------------------------------------
terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary shall execute a new Receipt or Receipts, in any authorized denomination or denominations requested, evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.
        SECTION 2.05.  Split-Ups and Combinations of Receipts; Surrender of
                       ----------------------------------------------------
Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the
--------------------------------
Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts, in any authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
        Any holder of a Receipt or Receipts representing any number of whole shares of Stock may (unless the related Depositary Shares have previously been called for redemption) withdraw the Stock and all money and other property, if any, represented by such Receipt or Receipts by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.03 hereof) upon such holder's order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.
        If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.
        Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of such holder, such delivery may be made at such other place as may be designated by such holder.

        SECTION 2.06.  Limitations on Execution and Delivery, Transfer,
                       ------------------------------------------------
Surrender and Exchange of Receipts.  As a condition precedent to the execution
----------------------------------
and delivery, registration or registration of transfer, split-up, combination, redemption, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Corporation may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07 hereof, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement.
        The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of Receipts may be refused and the registration of transfer, split-up, combination, redemption, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit
Agreement.
        SECTION 2.07.  Lost Receipts, Etc.  In case any Receipt shall be
                       ------------------
mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it.
        SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts.
                       ----------------------------------------------------
All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.
                                  ARTICLE III
                         Certain Obligations of Holders
                         ------------------------------
                        of Receipts and the Corporation
                        -------------------------------

        SECTION 3.01.  Filing Proofs, Certificates and Other Information.  Any
                       -------------------------------------------------
holder of a Receipt may be required from time to time to file such proof of residence or other matters or information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration or registration of transfer, split-up, combination, redemption, surrender or exchange of any Receipt or the withdrawal of the Stock and all money and other property, if any, represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed, such certificates are executed and such representations and warranties are made.
        SECTION 3.02.  Payment of Taxes or Other Governmental Charges.  Holders
                       ----------------------------------------------
of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07 hereof. Any registration or registration of transfer, split-up, combination, redemption, surrender or exchange of any Receipt or any withdrawal of the Stock and all money and other property, if any, represented by the Depositary Shares evidenced by any Receipt may be refused until any such payment due is made, and the distribution of any dividend, interest payment or other distribution may be delayed or withheld or any part of or all the Stock or money or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and any such dividend, interest payment or other distribution or the proceeds of any such sale may be applied to any payment of such charges or expenses, provided that the holder of such Receipt shall remain liable for any
          --------
deficiency.
        SECTION 3.03.  Warranty as to Stock.  The Corporation hereby represents
                       --------------------
and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.
                                   ARTICLE IV
                       The Deposited Securities; Notices
                       ---------------------------------
        SECTION 4.01.  Cash Distributions.  Whenever the Depositary shall
                       ------------------
receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.01 and 3.02 hereof, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 hereof such dividend or distribution in such amounts as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Corporation or the Depositary
              --------  -------
shall be required to
withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly; and provided further, however, that the Depositary shall distribute
                 -------- -------  -------
or make available for distribution, as the case may be, only such amount as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.
        SECTION 4.02.  Distributions Other than Cash, Rights, Preferences or
                       -----------------------------------------------------
Privileges.  Whenever the Depositary shall receive any distribution other than
----------
cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections 3.01 and 3.02 hereof, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 hereof such securities or property received by it in such amounts as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes) the Depositary, after consultation with the Corporation, deems such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02 hereof, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 hereof in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities unless the Corporation shall have provided an opinion of counsel stating that such securities have been registered under the Securities Act or are not required to be so registered.
        SECTION 4.03.  Subscription Rights, Preferences or Privileges.  If the
                       ----------------------------------------------
Corporation shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Corporation; provided, however, that (i) if at the time of issue or offer
                    --------  -------
of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Corporation) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Corporation, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02 hereof, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by
Section 4.01 hereof in the case of a distribution received in cash. The Corporation shall not make any distribution of any such rights, preferences or privileges unless the Corporation shall have provided an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or are not required to be registered.
        If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Corporation shall promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.
        If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Corporation shall use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.
        SECTION 4.04.  Notice of Dividends, Etc.; Fixing of Record Date for
                       ----------------------------------------------------
Holders of Receipts.  Whenever any cash dividend or other cash distribution
-------------------
shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depository and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reason.
        SECTION 4.05.  Voting Rights.  Upon receipt of notice of any meeting at
                       -------------
which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and
(ii) a statement that the holders of the Receipts may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation shall take all action that the Depositary may deem necessary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary shall abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.
        SECTION 4.06.  Changes Affecting Deposited Securities and
                       ------------------------------------------
Reclassifications, Recapitalizations, Etc. Upon any change in par or stated
-----------------------------------------
value or liquidation preference, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Corporation or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Corporation, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Corporation in (x) the fraction of an interest represented by one Depositary Share in one share of Stock and (y) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value or liquidation preference, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation and (ii) treat any securities that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Corporation, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value or liquidation preference, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

        SECTION 4.07.  Inspection of Reports.  The Depositary shall transmit to
                       ---------------------
the record holders of Receipts, at the addresses of such record holders as set forth on the books of the Depositary, and shall make available for inspection by holders of Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Corporation which are received by the Depositary as the holder of Stock.
        SECTION 4.08.  Lists of Receipt Holders.  Promptly upon request from
                       ------------------------
time to time by the Corporation, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.
                                   ARTICLE V
                    The Depositary, the Depositary's Agents,
                    ----------------------------------------
                       the Registrar and the Corporation
                       ---------------------------------

        SECTION 5.01.  Maintenance of Offices, Agencies and Transfer Books by
                       ------------------------------------------------------
the Depositary; Registrar.  Upon execution of this Deposit Agreement, the
-------------------------
Depositary shall establish, and thereafter it shall maintain, at the Depositary's Office, facilities for the execution and delivery, registration or registration of transfer, split-up, combination, redemption, surrender or exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration or registration of transfer, split-up, combination, redemption, surrender or exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.
        The Depositary shall keep books at the Depositary's Office for the registration or registration of transfer, split-up, combination, redemption, surrender or exchange of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that any such
                                                       --------
holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.
        The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
        The Depositary may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary will appoint a Registrar (acceptable to the Corporation) for registration of such receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Corporation. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Corporation, arrange such facilities for the delivery, registration or registration of transfer, split-up, combination, redemption, surrender or exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.
        SECTION 5.02.  Prevention of or Delay in Performance by the Depositary,
                       --------------------------------------------------------
the Depositary's Agents, the Registrar or the Corporation.  Neither the
---------------------------------------------------------
Depositary nor any Depositary's Agent nor any Registrar nor the Corporation shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or any present or future regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Certificate of Incorporation or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Corporation shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Corporation incur any liability to any holder of a Receipt
(i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.
        SECTION 5.03.  Obligations of the Depositary, the Depositary's Agents,
                       -------------------------------------------------------
the Registrar and the Corporation. Neither the Depositary nor any Depositary's
---------------------------------
Agent nor any Registrar nor the Corporation assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its negligence or willful misconduct.
        Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Corporation shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.
        Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Corporation shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Corporation may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
        The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary will be liable to the Corporation for any liability that may arise out of acts performed or omitted by the Depositary or any Depositary's Agent due to its or their gross negligence or wilful misconduct. The Depositary, the Depositary's Agents, and any Registrar may own and deal in any class of securities of the Corporation and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Corporation and its affiliates.
        SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of
                       ---------------------------------------------------------
Successor Depositary.  The Depositary may at any time resign as Depositary
--------------------
hereunder by notice of its election so to do delivered to the Corporation. Such resignation shall be effective upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.
        The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary. Such removal shall be effective upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.
        In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.
        Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.
        SECTION 5.05.  Corporate Notices and Reports.  The Corporation agrees
                       -----------------------------
that it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08 hereof, all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Certificate of Incorporation to be furnished by the Corporation to holders of Stock. Such transmission will be at the Corporation's expense.
        SECTION 5.06.  Indemnification by the Corporation. The Corporation shall
                       ----------------------------------
indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself and reasonable counsel fees) which may arise out of acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability or expense arising out of negligence or bad faith on the respective parts of any such person or persons, or (b) by the Corporation or any of its agents. The obligations of the

Corporation set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent.
        SECTION 5.07.  Charges and Expenses.  The Corporation shall pay all
                       --------------------
transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, redemption of the Stock at the option of the Corporation and all withdrawals of shares of the Stock by owners of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Corporation as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Corporation once every three months or at such other intervals as the Corporation and the Depositary may agree.
        SECTION 5.08.  Tax Compliance.  (a)  The Depositary, on its own behalf
                       --------------
and on behalf of the Corporation will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Depositary Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
        (b) The Depositary shall comply with any direction received from the Corporation with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.03 hereof.
        (c) The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Corporation or to its authorized representatives.

                                  ARTICLE VI
                           Amendment and Termination
                           -------------------------
        SECTION 6.01.  Amendment.  The form of the Receipts and any provision of
                       ---------
this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which
                                 --------  -------
shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Receipt or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.
        SECTION 6.02.  Termination.  This Agreement may be terminated by the
                       -----------
Corporation or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 hereof or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the holders of Receipts evidencing the

Depositary Shares pursuant to Section 4.01 or 4.02 hereof, as applicable.
        Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.07 hereof.
                                  ARTICLE VII
                                 Miscellaneous
                                 -------------
        SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed in
                       ------------
any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.
        SECTION 7.02.  Exclusive Benefit of Parties.  This Deposit Agreement is
                       ----------------------------
for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.
        SECTION 7.03.  Invalidity of Provisions.  In case any one or more of the
                       ------------------------
provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
        SECTION 7.04.  Notices.  Any and all notices to be given to the
                       -------
Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram, telex or telecopier confirmed by letter, addressed to the Corporation at 130 Liberty Street, New York, New York 10006, to the attention of the Office of the Secretary, or at any other address of which the Corporation shall have notified the Depositary in writing.
        Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telex or telecopier confirmed by letter, addressed to the Depositary at the Depositary's Office, at _______________________, or at any other address of which the Depositary shall have notified the Corporation and the record holders of the Receipts in writing.
        Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.
        Delivery of a notice sent by mail or by telegram, telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram, telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Corporation may, however, act upon any telegram, telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram, telex or telecopier message shall not subsequently be confirmed by letter or as aforesaid.
        SECTION 7.05.  Depositary's Agents.  The Depositary may from time to
                       -------------------
time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary shall notify the Corporation of any such action.
        SECTION 7.06.  Holders of Receipts Are Parties.  The holders of Receipts
                       -------------------------------
from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by and upon acceptance by them of delivery of Receipts issued in accordance with the terms of this Deposit Agreement.
        SECTION 7.07.  GOVERNING LAW.  THIS DEPOSIT AGREEMENT AND THE RECEIPTS
                       -------------
AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
        SECTION 7.08.  Inspection of Deposit Agreement. Copies of this Deposit
                       -------------------------------
Agreement shall be filed with the Depositary and the Depositary's Agents, if any, and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.
        SECTION 7.09.  Headings.  The headings of articles and sections in this
                       --------
Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.
        IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                                   BANKERS TRUST NEW YORK
                                                   CORPORATION


Attested by                                    by

__________________________                     ________________________
                                               Name:
                                               Title:


[SEAL]


                                               ________________________,
                                               as Depositary,

Attested by                                    by

__________________________                     ________________________
                                               Name:
                                               Title:

[SEAL]

                                                                       Exhibit A
                           [FORM OF FACE OF RECEIPT]


TEMPORARY RECEIPT - Exchangeable for Definitive Engraved Receipt When Ready for Delivery


                              NUMBER                   DEPOSITARY SHARES


          CERTIFICATE FOR NOT MORE THAN ____________ DEPOSITARY SHARES


TDR

             DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, REPRESENTING
               [INSERT DESIGNATION OF SHARES TO BE DEPOSITED] OF
                       BANKERS TRUST NEW YORK CORPORATION
                                                         CUSIP ______
INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                                             SEE REVERSE FOR CERTAIN DEFINITIONS




_____________________, as Depositary (the "Depositary"), hereby certifies that is the registered owner of
                                                               DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing one-_____ (1/___) of one share of [insert designation of shares to be deposited] (the "Stock"), of Bankers Trust New York Corporation, a New York corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of ________ __, 199__ (the "Deposit Agreement"), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts described therein. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:                        Countersigned:


------------------            ------------------          ------------------
Depositary                    Registrar                   Transfer Agent
By                            By                          By


Authorized Officer            Authorized Officer          Authorized Officer

                          [FORM OF REVERSE OF RECEIPT]


                       BANKERS TRUST NEW YORK CORPORATION


  BANKERS TRUST NEW YORK CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS RECEIPT.


                        ------------------------------


  The following abbreviations when used in the inscription on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common       UNIF GIFT MIN ACT - ______Custodian_______
                                                        (Cust)         (Minor)


TEN ENT - as tenants by              Under Uniform Gifts to Minors Act
          the entireties

JT TEN -  as joint tenants with
          right of survivorship and
          not as tenants in common            ---------------------
                                                     (State)


  Additional abbreviations may also be used though not in the above list

  For value received,                                 hereby sells, assigns and
                      -------------------------------
transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
  ASSIGNEE


--------------------------------------------------------------------------------
                                                         Depositary Shares
--------------------------------------------------------
represented by the within Receipt, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------
                                                                     Attorney
---------------------------------------------------------------------
to transfer the said Depositary Shares on the books of the within-named Depositary with full power of substitution in the premises


Dated___________________________________



                         ------------------------------------------------------
                         NOTICE The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.